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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 22, 2000 included in the Form 10-K of MRV Communications, Inc. for the year ended December 31, 1999 into this Registration Statement and to all references to our Firm included in this Registration Statement.


                                           /s/ Arthur Andersen LLP
                                           ARTHUR ANDERSEN LLP



Los Angeles, California
June 14, 2000